FOR IMMEDIATE RELEASE:

Media Relations:	Investor Relations:

FastLane	4J Consulting Corp.
Christopher Faust	Jeffrey Miller
(973) 906-5553	(516) 375-9750
chris@fastlane.co	jsm7227@aol.com

Onstream Media Corporation Announces

Fiscal 2014 and Fourth Quarter Financial Results

Pompano Beach, Florida (June 12, 2015) – Onstream Media Corporation (OTCP: ONSM), a leading online service provider of corporate audio and web communications, including webcasting, webinar, conferencing and virtual event technology, has reported its financial results for the fiscal year and fourth quarter ended September 30, 2014.

Summary

•       Revenues were approximately $4.0 million for the three months ended September 30, 2014 as compared to approximately $4.1 million for the fourth quarter of fiscal 2013. Revenues for the year ended September 30, 2014 were approximately $16.9 million as compared to approximately $17.2 million for fiscal 2013. The year-over-year decrease was primarily the result of a reduction in webcasting revenues, which was partially offset by increased revenues of the Audio and Web Conferencing Services Group.

•       Audio and Web Conferencing Services Group revenues were approximately $2.8 million for the three months ended September 30, 2014, an increase of approximately $76,000 (2.8%) from the fourth quarter of fiscal 2013. Audio and Web Conferencing Services Group revenues were approximately $11.4 million for the year ended September 30, 2014, an increase of approximately $229,000 (2.0%) from fiscal 2013.

•       Consolidated gross margin percentage was 72.9% for the three months ended September 30, 2014, versus 71.9% for the fourth quarter of fiscal 2013. Consolidated gross margin percentage was 72.1% for the year ended September 30, 2014, versus 70.8% for fiscal 2013.

•       EBITDA, as adjusted, for the three months ended September 30, 2014 was approximately $356,000, an increase of approximately $130,000 (57.6%) as compared to EBITDA, as adjusted, of approximately $226,000 for the fourth quarter of fiscal 2013. EBITDA, as adjusted, for the year ended September 30, 2014 was approximately $1.4 million, an increase of approximately $881,000 (186.7%) as compared to EBITDA, as adjusted, of approximately $472,000 for fiscal 2013.

Financial Discussion

Three Months Results

Consolidated operating revenue was approximately $4.0 million for the three months ended September 30, 2014, a decrease of approximately $33,000 (0.8%) from the fourth quarter of fiscal 2013.

Digital Media Services Group revenues were approximately $1.2 million for the three months ended September 30, 2014, a decrease of approximately $109,000 (8.0%) from the fourth quarter of fiscal 2013, primarily due to a decrease in webcasting division revenues.

Revenues of the webcasting division decreased by approximately $76,000 (7.0%) for the three months ended September 30, 2014 as compared to the fourth quarter of fiscal 2013. The approximately 900 webcasts we produced during the three months ended September 30, 2014 was approximately 100 less than the number of webcasts we produced during the fourth quarter of fiscal 2013. The impact on revenue arising from the decreased number of events was partially offset by an increase in the average revenue per webcast event to $1,120 for the three months ended September 30, 2014, which represented an increase of $68, or 6.5%, from the fourth quarter of fiscal 2013.

Audio and Web Conferencing Services Group revenues were approximately $2.8 million for the three months ended September 30, 2014, an increase of approximately $76,000 (2.8%) from the fourth quarter of fiscal 2013. The Infinite division, which is part of the Audio and Web Conferencing Services Group, had revenues of approximately $2.1 million for the three months ended September 30, 2014, which represented an increase of approximately $171,000 (8.8%) as compared to the corresponding period of the prior fiscal year. This was in turn due to an 14.9% increase in the number of minutes billed which was approximately 38.5 million for the three months ended September 30, 2014, as compared to approximately 33.5 million minutes for the fourth quarter of fiscal 2013.  This increase in the number of minutes billed was partially offset by a decrease in average revenue per minute, which was approximately 5.7 cents for the three months ended September 30, 2014, as compared to approximately 6.1 cents for the fourth quarter of fiscal 2013.

Consolidated gross margin was approximately $2.9 million for the three months ended September 30, 2014, an increase of approximately $17,000 (0.6%) from the fourth quarter of fiscal 2013. In addition, our consolidated gross margin percentage was 72.9% for the three months ended September 30, 2014, versus 71.9% for the fourth quarter of fiscal 2013. This increase in percentage was primarily due to a reduction in audio and web conferencing cost of sales, in absolute dollars, even though audio and web conferencing revenues increased.

Consolidated operating expenses were approximately $3.0 million for the three months ended September 30, 2014, a decrease of approximately $3.2 million (51.6%) from the fourth quarter of fiscal 2013. This decrease was primarily due to an approximately $3.2 million aggregate decrease in impairment losses on goodwill and property and equipment recognized in the fourth quarter of fiscal 2013, versus no corresponding amounts recognized in the fourth quarter of fiscal 2014. In addition, compensation expense (excluding amounts paid with equity) decreased by approximately $212,000, or 11.1%, for the three months ended September 30, 2014, as compared to the fourth quarter of fiscal 2013.

Onstream’s fourth quarter fiscal 2014 net loss of approximately $653,000, or $(0.03) loss per share, was based on approximately 24.4 million weighted average shares outstanding, as compared to a fourth quarter fiscal 2013 net loss of approximately $3.8 million, or $(0.17) loss per share, which was based on approximately 21.6 million weighted average shares outstanding. This approximately $3.1 million improvement in fourth quarter results of operations from fiscal 2013 to fiscal 2014 was primarily due to the $3.2 million reduction in consolidated operating expenses as discussed above.

Cash provided by operating activities (before changes in current assets and liabilities other than cash) for the three months ended September 30, 2014 was approximately $153,000, compared to approximately $70,000 provided by operations for the fourth quarter of fiscal 2013. This approximately $83,000 increase was primarily due to decreased operating expenses, including compensation.

EBITDA, as adjusted, for the three months ended September 30, 2014 was approximately $356,000, an increase of approximately $130,000 (57.6%) as compared to EBITDA, as adjusted, of approximately $226,000 for the fourth quarter of fiscal 2013. This increase was primarily due to decreased operating expenses, including compensation.

Twelve Months Results

Consolidated operating revenue was approximately $16.9 million for the year ended September 30, 2014, a decrease of approximately $285,000 (1.7%) from the prior fiscal year, due to decreased revenues of the Digital Media Services Group, partially offset by increased revenues of the Audio and Web Conferencing Services Group.

Digital Media Services Group revenues were approximately $5.5 million for the year ended September 30, 2014, a decrease of approximately $513,000 (8.5%) from the prior fiscal year, primarily due to a decrease in webcasting division revenues.

Revenues of the webcasting division decreased by approximately $455,000 (9.2%) for the year ended September 30, 2014 as compared to the prior fiscal year. The approximately 3,900 webcasts we produced during the year ended September 30, 2014 was approximately 900, or 18.8%, less than the number of webcasts we produced during the prior fiscal year. The impact on revenue arising from the decreased number of events was partially offset by an increase in the average revenue per webcast event to $1,222 for the year ended September 30, 2014, which represented an increase of $152, or 14.2%, from the prior fiscal year.

Audio and Web Conferencing Services Group revenues were approximately $11.4 million for the year ended September 30, 2014, an increase of approximately $229,000 (2.0%) from the prior fiscal year. The Infinite division, which is part of the Audio and Web Conferencing Services Group, had revenues of approximately $8.5 million for the year ended September 30, 2014, which represented an increase of approximately $437,000 (5.4%) as compared to the prior fiscal year. This was in turn due to a 12.4% increase in the number of minutes billed which was approximately 148.2 million for the year ended September 30, 2014, as compared to approximately 131.8 million minutes for the prior fiscal year.  This increase in the number of minutes billed was partially offset by a decrease in average revenue per minute, which was approximately 6.0 cents for the year ended September 30, 2014, as compared to approximately 6.3 cents for the prior fiscal year.

Consolidated gross margin was approximately $12.2 million for the year ended September 30, 2014, an increase of approximately $22,000 (0.2%) from the prior fiscal year. However, our consolidated gross margin percentage was 72.1% for the year ended September 30, 2014, versus 70.8% for the prior fiscal year. This increase in percentage was primarily due to a reduction in network usage cost of sales (proportionally greater than the reduction in revenues) and a reduction in audio and web conferencing cost of sales, in absolute dollars, even though audio and web conferencing revenues increased.

Consolidated operating expenses were approximately $12.4 million for the year ended September 30, 2014, a decrease of approximately $5.4 million (30.4%) from the prior fiscal year, primarily due to an approximately $3.2 million aggregate decrease in impairment losses on goodwill and property and equipment recognized in fiscal 2013, versus no corresponding amounts recognized in fiscal 2014 and an approximately $1.8 million, or 18.8%, decrease in compensation, including compensation paid with equity, as compared to the prior fiscal year. This decrease in total compensation was comprised of an approximately $1.1 million, or 64.9%, decrease in compensation paid with equity, and an approximately $737,000, or 9.3%, decrease in compensation other than amounts paid with equity, both as compared to the prior fiscal year.

Onstream’s net loss of approximately $1.7 million, or $(0.07) loss per share for the year ended September 30, 2014, was based on approximately 23.2 million weighted average shares outstanding, as compared to a net loss of approximately $7.2 million, or $(0.39) loss per share, for the prior fiscal year, which was based on approximately 18.5 million weighted average shares outstanding. This approximately $5.5 million improvement in results of operations from fiscal 2013 to fiscal 2014 was primarily due to the $5.4 million reduction in consolidated operating expenses as discussed above.

Cash provided by operating activities (before changes in current assets and liabilities other than cash) for the year ended September 30, 2014 was approximately $529,000, compared to approximately $46,000 used in operations for the prior fiscal year. This approximately $575,000 improvement was primarily due to decreased operating expenses, including compensation.

EBITDA, as adjusted, for the year ended September 30, 2014 was approximately $1.4 million, an increase of approximately $881,000 (186.7%) as compared to EBITDA, as adjusted, of approximately $472,000 for fiscal 2013. This increase was primarily due to decreased operating expenses, including compensation. EBITDA, as adjusted, for the year ended September 30, 2014 did not include the benefit of an approximately $744,000 non-cash gain from a litigation settlement reflected in Onstream’s results of operations for the year ended September 30, 2014.

Teleconference

Because of the timing of the release of these results and the filing of the related 10-K, Onstream’s leadership team will combine its conference call discussing the financial results for the period ended September 30, 2014 with a discussion of the financial results for the first and second quarters of fiscal 2015, the three month periods ended December 31, 2014 and March 31, 2015.The time and date of that combined conference call will be announced by us shortly before the second quarter fiscal 2015 10-Q is filed.

About Onstream Media

Onstream Media Corporation (OTCP: ONSM) is a leading online service provider of corporate audio and web communications, including webcasting, webinar, conferencing and virtual event technology. Onstream Media’s innovative webcasting platform has recently been ranked #1 by TopTenREVIEWS. The company's video streaming, hosting and publishing platform  - Streaming Publisher - provides customers with cost effective tools for encoding, managing, indexing, and publishing content to the Internet or virtually any mobile device. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include American Honda, Dell, GE Capital, Georgetown University, IRS, HBO Latin America, HubSpot, PR Newswire, Stanford University, Twitter and the U.S. Department of Agriculture. Onstream Media's strategic relationships include Akamai, BT Conferencing and Trade Show News Network. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Financial Tables Follow

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended		Three Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
			(unaudited)	(unaudited)
REVENUE:
Audio and web conferencing	$9,488,089	$9,121,228	$2,344,967	$2,271,550
Webcasting	4,498,232	4,953,184	1,013,266	1,089,517
DMSP and hosting	925,084	960,187	218,953	241,580
Network usage	1,857,535	1,950,252	418,598	421,201
Other	164,254	233,147	43,450	48,709
Total revenue	16,933,194	17,217,998	4,039,234	4,072,557

COSTS OF REVENUE:
Audio and web conferencing	2,502,161	2,516,451	553,871	603,209
Webcasting	1,202,160	1,369,189	291,842	295,001
DMSP and hosting	167,936	141,264	45,204	38,193
Network usage	813,811	939,250	190,113	195,219
Other	36,153	63,223	13,331	13,558
Total costs of revenue	4,722,221	5,029,377	1,094,361	1,145,180

GROSS MARGIN	12,210,973	12,188,621	2,944,873	2,927,377

OPERATING EXPENSES:
General and administrative:
Compensation (excluding equity)	7,208,530	7,945,565	1,702,542	1,914,911
Compensation paid with common shares and other equity	575,613	1,639,994	158,262	88,856
Professional fees	1,348,302	1,194,587	315,812	139,959
Other	2,302,729	2,552,367	559,446	652,889
Impairment loss on goodwill	-	2,200,000	-	2,200,000
Impairment loss on property and equipment	-	1,000,000	-	1,000,000
Depreciation and amortization	956,027	1,274,168	293,360	265,975
Total operating expenses	12,391,201	17,806,681	3,029,422	6,262,590

Loss from operations	(180,228)	(5,618,060)	(84,549)	(3,335,213)

OTHER EXPENSE, NET:
Interest expense	(2,090,379)	(1,411,289)	(559,322)	(435,493)
Debt extinguishment loss	(132,427)	(143,251)	-	-
Gain from litigation settlement	743,943	-	2,389	-
Other income (expense), net	936	3,098	(11,376)	6,036
Total other expense, net	(1,477,927)	(1,551,442)	(568,309)	(429,457)

Net loss	$(1,658,155)	$(7,169,502)	$(652,858)	$(3,764,670)

Loss per share – basic and diluted:
Net loss per share	$(0.07)	$(0.39)	$(0.03)	$(0.17)
Weighted average shares of common stock outstanding – basic and diluted	23,172,634	18,496,064	24,387,442	21,603,659

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA AND EBITDA, AS ADJUSTED

(unaudited)

	Year Ended		Three Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net loss	$(1,658,155)	$(7,169,502)	$(652,858)	$(3,764,670)
Add: Depreciation and amortization	956,027	1,274,168	293,360	265,975
Add: Interest expense	2,090,379	1,411,289	559,322	435,493
EBITDA	$1,388,251	$(4,484,045)	$199,824	$(3,063,202)

EBITDA	$1,388,251	$(4,484,045)	$199,824	$(3,063,202)
Add: Compensation paid with common shares and other equity	575,613	1,639,994	158,262	88,856
Add: Impairment loss on goodwill	-	2,200,000	-	2,200,000
Add: Impairment loss on property and equipment	-	1,000,000	-	1,000,000
Add: Debt extinguishment loss	132,427	143,251	-	-
Less: Gain from litigation settlement	(743,943)	-	(2,389)	-
Less: Gain from adjustment of derivative liability to fair value	-	(27,480)	-	-
EBITDA, as adjusted	$1,352,348	$471,720	$355,697	$225,654

EBITDA is defined as earnings (loss) before interest expense, depreciation, income taxes and amortization.

EBITDA, as adjusted, represents EBITDA, as defined above, adjusted for compensation paid with common shares and other equity, impairment loss on goodwill, impairment loss on property and equipment, debt extinguishment loss, gain from litigation settlement and gain from adjustment of derivative liability to fair value.

EBITDA and EBITDA, as adjusted, are non-U.S. GAAP financial measures.

Management believes EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted, is commonly used by financial analysts and others who follow our industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP). EBITDA and EBITDA, as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$389,015	$257,018
Accounts receivable, net of allowance for doubtful accounts	2,082,379	2,175,505
Prepaid expenses	124,826	142,307
Inventories and other current assets	37,935	140,585
Total current assets	2,634,155	2,715,415
PROPERTY AND EQUIPMENT, net	1,790,498	2,047,633
INTANGIBLE ASSETS, net	526,917	669,543
GOODWILL, net	8,358,604	8,358,604
OTHER NON-CURRENT ASSETS	201,609	136,215
Total assets	$13,511,783	$13,927,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,697,202	$1,927,430
Accrued liabilities	1,414,424	1,527,435
Amounts due to directors and officers	882,566	409,410
Deferred revenue	77,624	152,696
Notes and leases payable – current portion, net of discount	2,451,681	2,198,858
Convertible debentures – current portion, net of discount	-	587,198
Total current liabilities	6,523,497	6,803,027
Accrued liabilities – non-current portion	-	354,813
Notes and leases payable, net of current portion and discount	1,015,379	759,932
Convertible debentures, net of current portion and discount	1,632,952	548,796
Total liabilities	9,171,828	8,466,568

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, par value $.0001 per share; authorized 75,000,000 shares, 21,964,580 and 19,345,744 issued and outstanding, respectively	2,194	1,933
Common stock committed for issue – 2,566,667 and 2,291,667 shares, respectively	256	229
Additional paid-in capital	144,991,985	144,385,772
Obligation to repurchase common shares	(233,233)	(164,000)
Accumulated deficit	(140,421,247)	(138,763,092)
Total stockholders’ equity	4,339,955	5,460,842
Total liabilities and stockholders’ equity	$13,511,783	$13,927,410

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